                                                                                                                                             EXHIBIT 12
                                                                                                 COMPUTATION OF RATIO OF
                                                                                                 EARNINGS TO FIXED CHARGES
                                                                                                        UNAUDITED
                                                                                                 Fiscal Year Ended September 30
                                                          For the Twelve    ----------------------------------------------------------------------------------------------
                                                           Months Ended
                                                          March 31, 2004                 2003                 2002                 2001              2000            1999
                                                       -------------------------------------------------------------------------------------------------------------------

EARNINGS:

Income Before Cumulative Effect of Changes in Accounting           $186,634             $187,836             $117,682             $ 65,499        $127,207       $115,037
  Plus Minority Interest in Foreign Subsidiaries                      1,726                  785                  730                1,342           1,384          1,616
  Plus Income Tax Expense                                           119,789              128,161               72,034               37,106          77,068         64,829
  Less Investment Tax Credit (1)                                       (693)                (693)                (702)                (353)         (1,051)          (729)
  (Less Income) Plus Loss from Unconsolidated Subsidiaries (3)         (103)                (535)              14,943               (1,794)         (1,669)          (999)
  Plus Distributions from Unconsolidated Subsidiaries                 1,360                1,238                  585                  595             229              -
  Plus Interest Expense on Long-Term Debt                            90,415               92,766               90,543               81,851          67,195         65,402
  Plus Other Interest Expense                                         9,524               12,290               15,109               25,294          32,890         22,296
  Less Amortization of Loss on Reacquired Debt                       (2,022)              (2,078)              (1,927)              (1,927)         (1,979)        (1,839)
  Plus (Less) Allowance for Borrowed Funds Used in Construction        (206)                (102)                 446                  438             424            303
  Plus Rentals (2)                                                    3,762                4,573                4,906                4,893           4,561          4,281
                                                       -------------------------------------------------------------------------------------------------------------------

                                                                   $410,186             $424,241             $314,349             $212,944        $306,259       $270,197

                                                       ===================================================================================================================

FIXED CHARGES:

Interest & Amortization of Premium and
   Discount of Funded Debt                                          $90,415              $92,766              $90,543              $81,851         $67,195        $65,402
    Plus Other Interest Expense                                       9,524               12,290               15,109               25,294          32,890         22,296
    Less Amortization of Loss on Reacquired Debt                     (2,022)              (2,078)              (1,927)              (1,927)         (1,979)        (1,839)
    Plus (Less) Allowance for Borrowed Funds Used in
      Construction                                                     (206)                (102)                 446                  438             424            303
    Plus Rentals (2)                                                  3,762                4,573                4,906                4,893           4,561          4,281
                                                       -------------------------------------------------------------------------------------------------------------------

                                                                   $101,473             $107,449             $109,077             $110,549        $103,091        $90,443
                                                       ===================================================================================================================

RATIO OF EARNINGS TO FIXED CHARGES                                     4.04                 3.95                 2.88                 1.93            2.97           2.99

Notes:
   (1) Investment Tax Credit is included in Other Income.
   (2) Rentals shown above represent the portion of all rentals (other than delay rentals) deemed representative of the interest factor.
   (3) Fiscal 2002 includes the Impairment of Investment in Partnership of $15,167.